Exhibit 10.1

March 22, 2023

By email

Anjali Sud

c/o Vimeo, Inc.

330 West 34th Street, 5th Floor

New York, New York 10001

Re: Your Offer Letter with Vimeo, Inc.

Dear Anjali,

This letter agreement (this “Amendment”) serves to amend the terms and conditions of the offer letter between you and Vimeo, Inc. (“Vimeo,” “Company” or “we”) dated May 4, 2022 (the “Offer Letter”). All capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Offer Letter.

1.	The section of your Offer Letter entitled “Compensation” is hereby amended by adding the following new paragraphs to the end thereof:

In addition to any discretionary bonus you may receive from the Committee, for the 2023 fiscal year, you shall be eligible to receive a non-discretionary bonus, which, if earned, shall be in the gross amount of $800,000 and shall be payable only upon the achievement of both of the following performance measures, the specific parameters of which have been set by the Committee (the “Non-Discretionary Bonus”):

a.	Revenue; and

b.	Adjusted EBITDA.

The achievement of the Non-Discretionary Bonus shall be finally determined by the Committee. For the avoidance of doubt, you shall only be eligible to receive the Non-Discretionary Bonus with respect to the 2023 fiscal year. The Non-Discretionary Bonus shall be paid, if earned, on or prior to March 15, 2024. The Non-Discretionary Bonus and any discretionary bonus shall be subject to the Company’s clawback policy as in effect from time to time.

2.	The section of your Offer Letter entitled “Equity” is hereby amended by adding the following new paragraphs to the end thereof:

In addition to, and not in place of, the above paragraph, (i) with respect to your vested February 10, 2016 stock appreciation rights (“SARs”), you will have until February 10, 2026 to exercise such SARs; (ii) with respect to your vested August 9, 2016 SARs, you will have until August 9, 2026 to exercise such SARs, (iii) with respect to your vested February 14, 2017 SARs, you will have until February 14, 2027 to exercise such SARs, and (iv) with respect to your vested August 24, 2017 SARs, you will have until August 24, 2027 to exercise such SARs.

3.	Except as so amended, the Offer Letter is in all other respects hereby confirmed.

Sincerely,

VIMEO, INC.

By:	/s/ Jessica Tracy

Title: Jessica Tracy

Name: Vice President, Associate General Counsel

AGREED AND ACCEPTED:

ANJALI SUD

Signature:	/s/ Anjali Sud

Date: March 22, 2023